1. CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
      ACT OF 2002
   18 U.S.C. SECTION 1350)

In connection with the report of Avatar Ventures
Corp. (the "Company"), on Form 10-Q for the quarter ending April 30, 2010, as filed with the Securities and Exchange Commission (the "Report"),

I, Zhen Chen, Chief Executive Officer of the
Company, certify,pursuant to Sect 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange
Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ JACK G. STEVENSON
Jack G. Stevenson,
Chief Executive Officer
Dated: June 20, 2011